                                                                                      Exhibit 10.1

SUBLEASE AGREEMENT

BETWEEN

SOUTHERN UNION COMPANY, SUBLESSOR

AND

ACTIVATED COMMUNICATIONS, INC., SUBLESSEE

Building Address:  767 Fifth Avenue
                                       New York, New York

SUBLEASE AGREEMENT

SUBLEASE AGREEMENT ("Sublease") made as of this 30th day of September, 2004, by and between SOUTHERN UNION COMPANY, a Delaware corporation, with offices at One PEI Center, Wilkes-Barre, PA 18711 ("Sublessor"), and ACTIVATED COMMUNICATIONS, INC., a Delaware corporation, with offices at 767 Fifth Avenue, New York, New York ("Sublessee").

WITNESSETH:

WHEREAS, pursuant to a lease dated August 28, 2001 ("Prime Lease") between Trump 767 Fifth Avenue, LLC, as Landlord (“Landlord”), and Sublessee, as Tenant, Landlord leased to Sublessee certain space located on the 50th floor ("Premises"), in the building located at 767 Fifth Avenue, New York, New York ("Building");

WHEREAS, the Chairman and majority shareholder of Sublessor, together with other family members, own the majority of the outstanding shares of the Sublessee;

WHEREAS, pursuant to a Lease Assignment and Assumption Agreement, dated as of September 30, 2004, between Sublessee and Sublessor, Sublessee assigned all of its right, title and interest in the Prime Lease to Sublessor (the “Assignment”);

WHEREAS, the Assignment and this Sublease have been authorized by the Audit Committee of the Sublessor’s Board of Directors;

WHEREAS, Sublessor desires to sublease to Sublessee and Sublessee desires to sublease from Sublessor a portion of the Premises, located on the 50th Floor and shown outlined on the Floor Plan annexed hereto as Exhibit A and made a part hereof ("Subleased Premises"), on the terms, covenants and conditions hereinafter provided.

NOW, THEREFORE, Sublessor and Sublessee covenant and agree as follows:

1.  Sublease

Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Subleased Premises.

2.  Term

The term ("Term") of this Sublease shall commence on the later to occur of (i) October 1, 2004 or (ii) the day of the receipt of Landlord’s written consent to this Sublease pursuant to Section 18 hereof ("Commencement Date") and shall expire on June 29, 2014 ("Expiration Date"), unless sooner terminated pursuant to any provision set forth herein or in the Prime Lease. Base Rent

3.  Base Rent

Sublessee shall pay Sublessor, as rent for the Subleased Premises, commencing on the Commencement Date and ending on the Expiration Date, the annual sums set forth on Schedule “A” attached hereto ("Base Rent"), in equal monthly installments, in advance on the first day of each month, without setoff or deduction whatsoever, except that Sublessee shall pay the first monthly installment on the execution hereof (the rental payment for the first month following the Commencement Date shall be proportionately adjusted if the Commencement Date is other than on the first of the month).

4.  Additional Rent

In addition to the Base Rent under paragraph 3 above, Sublessee shall pay Sublessor, as additional rent, within thirty (30) days of demand, without any set-off, abatement or reduction whatsoever, set percentage of all Additional Rent (as such term is defined in the Prime Lease) arising during the Term and paid by Sublessor to the Landlord) set forth on Schedule “B” attached hereto (“additional rent” and together with the Base Rent, “Rent”)”.

5. Rent Payments

All Base Rent, additional rent and other charges payable by Sublessee to Sublessor shall be forwarded to:

Southern Union Company
One PEI Center
Wilkes-Barre, PA 18711
Attn: Controller

6.  Late Charges

In the event that Sublessee shall fail to pay Base Rent or any additional rent within ten (10) days after its due date, Sublessee shall pay an automatic late charge to Sublessor of $.05 for each dollar overdue.

7.  Use

Sublessee shall use and occupy the Subleased Premises solely for the purposes permitted under, and in a manner consistent with, the provisions of the Prime Lease.

8.  Condition of Subleased Premises

Sublessee is hiring the Subleased Premises in "as is" condition. In making and executing this Sublease, Sublessee has not relied upon or been induced by any statements or representations of Sublessor with respect to the physical condition of the Subleased Premises.

9. Subordination

Sublessor and Sublessee agree that this Sublease is subject and subordinate to all of the terms, covenants and conditions of the Prime Lease, and to the matters to which the Prime Lease is subordinate.

10. Incorporation of Prime Lease Terms

The terms, covenants and conditions contained in the Prime Lease are hereby incorporated herein and shall, as between Sublessor and Sublessee, constitute the terms, covenants and conditions of this Sublease, except to the extent otherwise set forth in this Sublease. As between the parties hereto, Sublessor agrees to observe and perform the terms, covenants and conditions on its part to be observed and performed hereunder and Sublessee agrees to be bound by the provisions of the Prime Lease and to keep, observe and perform the terms, covenants and conditions on its part to be kept, observed and performed hereunder as well as the terms, covenants and conditions to be observed and performed by Sublessor as Tenant under the Prime Lease with respect to the Subleased Premises. The remedies of the parties, as Sublessor and Sublessee hereunder, shall be the same as the respective remedies of the Landlord and the Tenant under the Prime Lease with respect to the Subleased Premises. Sublessee shall in no case have any rights with respect to the Subleased Premises greater than Sublessor's rights as Tenant under the Prime Lease.

Unless, specifically provided for on Schedule “C”, attached hereto, or to the extent inconsistent with this Sublease, all of the terms, covenants, conditions and provisions in the Prime Lease are hereby incorporated in, and made a part of this Sublease and such rights and obligations as are contained in the Prime Lease are hereby imposed upon the respective parties hereto to the extent the same relate to the Subleased Premises and Sublessee's use of the Subleased Premises; this Sublease being substituted for the term "Lease" set forth in the Prime Lease and the Sublessee herein being substituted for the Tenant named in the Prime Lease, the Sublessor being substituted for the Landlord named in the Prime Lease and the “Commencement Date” as defined herein being substituted for the “Commencement Date” as defined in the Prime Lease; provided, however, that the Sublessor herein shall not be liable for any defaults by, or obligations of, Landlord except as specifically set forth herein and any reference to "Landlord" in the Prime Lease with respect to the furnishing of services, utilities, repairs and facilities shall be deemed to refer to Landlord rather than Sublessor. Notwithstanding the foregoing, to the extent of any conflict between the Prime Lease and this Sublease, this Sublease shall, as between Sublessor and Sublessee, control.

11. Indemnification

Sublessee shall not do or permit to be done any act or thing in or with respect to the Subleased Premises which will constitute a breach or violation of any of the terms, covenants or conditions of the Prime Lease which pertain to the Subleased Premises. Sublessee shall indemnify, defend and hold Sublessor harmless from and against all claims, losses, costs, expenses (including reasonable attorneys’ fees), damages and liability, which Sublessor may pay or incur by reason of (i) any breach or default by Sublessee under this Sublease or under Landlord's Consent to Sublease, (ii) any work done in or to the Subleased Premises by Sublessee or its servants, employees or contractors, and (iii) any negligent act or omission or other fault on the part of Sublessee or its servants, employees, agents, contractors, invitees or licensees relating to the Subleased Premises, except to the extent caused by Sublessor or its officers, directors, stockholders, representatives, agents, employees, contractors or invitees.

In the event of a material default by Sublessor under the Prime Lease which could cause a termination under the Prime Lease (assuming Sublessee is not in material default under this Sublease), Sublessor shall remedy such default in the manner and within the time period set forth in the Lease.

12.  Liability Insurance

At all times during the Term, at its own cost and expense, Sublessee shall provide and keep in force for the benefit of Sublessee, Sublessor and Landlord, comprehensive general liability insurance against claims for bodily injury, death or property damage occurring in or about the Subleased Premises, with terms and limits as specified in the Prime Lease. Said insurance shall include Sublessee, as insured, and Sublessor and Landlord, as additional insureds. A Certificate of such insurance shall be delivered to Sublessor promptly after the signing of this Sublease. Said policy shall contain a provision whereby the same cannot be materially changed or canceled unless Sublessor and Landlord are given at least thirty (30) days’ prior written notice of such material change or cancellation. Sublessee shall obtain and pay for renewals of such insurance from time to time at least thirty (30) days before the expiration thereof, and Sublessee shall promptly deliver certificates thereof to Sublessor. Any insurance required to be provided by Sublessee pursuant to this Sublease may be provided by blanket insurance covering the Subleased Premises and other properties of Sublessee upon condition that (i) the amount of the insurance allocated to the Subleased Premises shall be such as to furnish in protection the equivalent of separate insurance in the amounts herein provided, (ii) such blanket insurance complies with all of the other requirements of this Sublease and the Prime Lease and is acceptable to Sublessor and Landlord, and (iii) certificates of such insurance are delivered to Sublessor and Landlord. Sublessee shall obtain and pay for insurance on its equipment, furnishings, furniture and other personal property in the Subleased Premises.

13.  Restriction on Assignments, etc.

Sublessee shall not, by operation of law or otherwise, assign, mortgage, pledge or encumber this Sublease, or underlet or suffer or permit all or any part of the Subleased Premises to be used or occupied by others, without the prior written consent of Landlord (to the extent and in the manner required under the Prime Lease and Landlord's Consent to Sublease) and Sublessor in each instance. Sublessor’s consent to an assignment or sublet shall not be unreasonably withheld.

14. Alterations

Sublessee shall not perform any additions, alterations and improvements to the Subleased Premises, or any part thereof, without the prior written consent of Landlord (to the extent and in the manner required under the Prime Lease) and Sublessor (not to be unreasonably withheld).

15.  Landlord's Consent

Except as otherwise specifically provided herein, whenever in this Sublease, Sublessee is required to obtain Sublessor's consent or approval, Sublessee understands that Sublessor may be required by the terms of the Prime Lease to first obtain the consent or approval of Landlord. If Landlord should refuse such consent or approval and if such consent is required under the Prime Lease, Sublessor shall be released of any obligation to grant its consent or approval whether or not Landlords’ refusal, in Sublessee's opinion is arbitrary or unreasonable or improper under the Prime Lease. Sublessee agrees that Sublessor shall not be required to dispute any determinations or other assertions or claims of Landlord regarding the obligations of Sublessor under the Prime Lease for which Sublessee is or may be responsible under the terms of this Sublease. Should Sublessor elect not to dispute any such determinations, assertions or claims by Landlord, Sublessor hereby grants Sublessee such right as Sublessor would have had to dispute the same in its own name, without Sublessor's consent, and the right to resolve such disputes to its own satisfaction, provided that Sublessee shall bear any and all costs and expenses of any such dispute and/or settlement and shall indemnify, defend and hold Sublessor harmless from and against all liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, which Sublessor shall suffer or incur by reason of such action and provided further that Sublessor shall not be bound without its consent (not to be unreasonably withheld) by any settlement, agreement or resolution reached by Sublessee and Landlord in regard to any such dispute, or by any decree, judgment or penalty resulting therefrom.

16.  Notices

Any notice, demand, bill, invoice, statement or communication which either Sublessor or Sublessee may desire or be required to give to the other in connection with this Sublease shall be in writing and shall be deemed to have been sufficiently given if made in person or if sent by (i) First Class Mail, (ii) by personal delivery, or (iii) a nationally recognized overnight courier, such as Airborne Express, Federal Express or United Parcel, to such other party at the following addresses:

To Landlord: Trump 767 Fifth Avenue LLC
725 Fifth Avenue
New York, New York 10022

To Sublessor: Southern Union Company
One PEI Center
Wilkes-Barre, PA 18711

Attn: Office of General Counsel

To Sublessee: Activated Communications, Inc.
767 Fifth Avenue
New York, New York 10022

Each such bill, invoice, statement, notice or communication shall be deemed to have been delivered on the date when the original of same is received.

17.  Services

Sublessee shall be entitled to receive all of the services pertaining to the Subleased Premises which Sublessor is entitled to receive under the Prime Lease. Sublessee recognizes that such services are to be supplied by Landlord and not by Sublessor. In the event that Landlord shall fail to supply such services or shall refuse to comply with any of the provisions of the Prime Lease insofar as they affect Sublessee's occupancy of the Subleased Premises, Sublessor shall, at the written request of Sublessee, request Landlord to so comply and if Landlord shall fail or refuse to do so, then to the extent permitted by the terms of the Prime Lease, Sublessee shall have the right to exercise, in its own name and in the name of Sublessor, all of the rights to enforce performance on the part of Landlord as are available to Sublessor, provided that the same shall be without cost, expense or liability to Sublessor and Sublessee shall indemnify, defend and hold Sublessor harmless in accordance with Section 21 herein. 18. Landlord's Approval

This Sublease is subject to the approval of Landlord and shall have no effect until Landlord shall have given its written consent to this Sublease. Sublessor shall use its good faith efforts to obtain such consent. If Landlord’s consent (and the consent of any Superior Lessee or Superior Mortgagee whose consent is required) is not received within [one hundred twenty (120)] days from the date hereof, Sublessee or Sublessor may terminate this Sublease by notice to the other. If Landlord shall refuse to consent to this Sublease, Sublessor shall not be obligated to take any legal action or otherwise expend any funds to obtain such consent, and this Sublease shall be deemed null and void and of no force and effect.

18.   Brokerage

Sublessee warrants and represents to Sublessor that in connection with this Sublease, Sublessee has dealt with no brokers and Sublessee shall indemnify, defend and hold Sublessor harmless (including the payment of attorney's fees) from any claim of any broker that Sublessee had dealings with concerning this Sublease or from any claim by Landlord relating to any breach of the foregoing representation and warranty.

19.  Surrender of Subleased Premises; Holding Over

(a)  Upon the Expiration Date or any sooner termination date of this Sublease, Sublessee covenants to deliver up and surrender possession of the Subleased Premises to Sublessor in the condition in which they were delivered to Sublessee by Sublessor, normal wear and tear excepted.

(b)  Upon the failure of Sublessee to surrender possession of the Subleased Premises to Sublessor upon the Expiration Date or any sooner termination date of this Sublease, Sublessee shall pay to Sublessor an amount equal to 150% of the then current Base Rent and Additional Rent required to be paid by Sublessee under this Sublease, applied to any period in which Sublessee shall remain in possession after the Expiration Date or sooner termination date of this Sublease. Acceptance by Sublessor of Base Rent after the Expiration Date or earlier termination date shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this paragraph are in addition to and do not affect Sublessor's right of reentry or any other rights of Sublessor hereunder or otherwise provided by law.

20. Repairs; Services

In addition to Section 17 hereof, Sublessee acknowledges that all services, repairs, maintenance, restorations, equipment and access to and for the Subleased Premises and the Building to be provided or performed by the Landlord under the Prime Lease and any insurance coverage of the Building or indemnification obligation of Landlord, will in fact be provided by Landlord and Sublessor shall have no obligation during the term of this Sublease to provide any such services, repairs, restorations, equipment, access, insurance or indemnification. Sublessee agrees to look solely to Landlord for the furnishing of such services, repairs, restorations, equipment, access, insurance and indemnification with respect to the Subleased Premises. Sublessor shall in no event be liable to Sublessee nor shall the obligations of Sublessee hereunder be impaired or the performance thereof excused because of any failure or delay on Landlord's part in furnishing such services, repairs, restorations, equipment, access, insurance or indemnification. If Landlord shall default in any of its obligations to Sublessor with respect to the Building or Subleased Premises, Sublessee shall be entitled to participate with Sublessor in the enforcement of Sublessor's rights against Landlord, but Sublessor shall have no obligation to bring any legal action or proceeding to enforce Sublessor's rights against Landlord. If, after written request from Sublessee, Sublessor shall fail or refuse to take appropriate action for the enforcement of Sublessor's rights against Landlord with respect to the Subleased Premises within a reasonable period of time considering the nature of Landlord's default, Sublessee shall have the right to take such action in its own name and for that purpose and only to such extent in accordance with the terms of this Sublease, all of the rights of Sublessor under the Prime Lease hereby are conferred upon and assigned to Sublessee and Sublessee hereby is subrogated to such right to the extent that the same shall apply to the Subleased Premises. If any such action against Landlord in Sublessee's name shall be barred by reason of lack of privity, nonassignability or otherwise, Sublessee may take such action in Sublessor's name, provided that Sublessee hereby agrees that Sublessee shall indemnify, defend and hold Sublessor harmless from and against all liability, loss, damage or expense, including, with limitation, reasonable attorneys’ fees, which Sublessor shall suffer or incur by reason of such action.

21.  Leasehold Improvements

Notwithstanding the Assignment and anything to the contrary set forth herein, Sublessee shall retain all right, title and interest in all leasehold improvements, furniture and equipment (including all depreciation and other tax related aspects thereof) that were directly or indirectly purchased or otherwise funded by the Sublessee, to the extent permitted by the Prime Lease.

22.  Miscellaneous

(a) This Sublease shall be binding upon and inure to the benefit of Sublessor and Sublessee and their respective successors and permitted assigns.

(b) If the Prime Lease shall be terminated for any reason, other than Sublessor's default under the Prime Lease, during the term hereof, then and in that event, this Sublease shall thereupon automatically terminate and Sublessor shall have no liability to Sublessee by reason thereof, and Sublessee shall succeed to Sublessor's rights relating to an improper termination by Landlord in connection with the Subleased Premises.

(c) This Sublease constitutes the entire agreement between the parties and all representations and understandings relating to the subject matter hereof have been merged herein.

(d) This Sublease may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, charge, modification or discharge is sought.

(e) This Sublease may be executed in one or more counterparts, all of which taken together shall constitute a single agreement.

8

IN WITNESS WHEREOF, this Sublease has been executed as of the day and year first above written.

SUBLESSOR:

SOUTHERN UNION COMPANY

By:  /s/ George L. Lindemann

Name: George L. Lindemann

Title: Chairman & CEO

SUBLESSEE:

ACTIVATED COMMUNICATIONS, INC.

By: /s/ M. Schiehle

Name: M. Schiehle

Title: Corporate Secretary